Exhibit 99.1

AGILYSYS REPORTS FISCAL 2021 THIRD QUARTER REVENUE OF $36.7M

Reports Record Recurring Revenue of $22.8M Inclusive of Subscription Revenue Growth of 18%

Reports Positive Adjusted EBITDA of $7.6M

Quarterly Free Cash Flow of $7.8M and Cash Balance Increase of $6.9M to $92.6M

Alpharetta, GA – January 26, 2021 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2021 third quarter and period ended December 31, 2020.

Summary of Fiscal 2021 Third Quarter Financial Results

•	Total net revenue was $36.7 million, compared to total net revenue of $42.0 million in the comparable prior-year period for a 13% decrease in revenue.
•

Recurring revenues (which are comprised of support, maintenance and subscription services) were $22.8 million, or 62.3% of total net revenue, compared to $21.0 million, or 49.9% of total net revenue, for the same period in fiscal 2020. Subscription revenues increased 18.1% year over year and comprised 40.9% of total recurring revenues, compared to 37.7% of total recurring revenues in the third quarter of fiscal 2020.

•	Gross margin was 66.0% in the fiscal 2021 third quarter, compared to 50.2% in the comparable prior-year period.

•

Net (loss) attributable to common shareholders in the fiscal 2021 third quarter was $(2.5) million, or $(0.11) per diluted share compared to a net loss of $(2.6) million, or $(0.11) per diluted share, in the comparable prior-year period.

•	Adjusted EBITDA (non-GAAP) was $7.6 million, compared to $3.2 million in the comparable prior-year period (see reconciliation below).
•	Adjusted diluted EPS (non-GAAP) was $0.23 per share compared to $0.05 per share in the comparable prior-year period.
•

Free cash flow (non-GAAP) in the fiscal 2021 third quarter was $7.8 million, compared to free cash flow of $3.0 million in the fiscal 2020 third quarter (see reconciliation below). Ending cash balance was $92.6 million, compared to ending cash balance of $46.7 million as of fiscal 2020 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased with our continuing good progress in improving various business fundamentals. Simultaneously, we are setting ourselves up well for renewed growth when the hospitality industry shifts to the anticipated re-opening and recovery phase, especially with respect to increasing the pace of product innovation and levels of customer service. Our balance sheet strengthened further during the quarter with strong cash collections.”

“The current hospitality industry business headwinds caused by the pandemic remain challenging. There is still significant uncertainty in the industry about when the expected recovery will become a reality. We expect the business environment to remain unchanged during the immediate future. Q4 fiscal 2021 revenue is expected to remain sequentially flat compared to Q3, with Adjusted EBITDA reducing to $7.0M, mainly due to further increases in R&D resource strength. We should be discontinuing the current sequential quarter guidance cadence we adopted during fiscal 2021 due to the extraordinary business circumstances and return to our annual guidance practice beginning fiscal 2022.”

“During the past 12 months we have significantly increased our range of software products which are cloud native and available to be implemented on a subscription recurring revenue basis. That should help us meet the increased and changing technology demands of the industry on the other side of this pandemic. We remain bullish about the future of the hospitality industry and our improving ability to serve it well.”

Fiscal 2021 Outlook

Agilysys continues to monitor the impact of COVID-19 on the hospitality industry with our primary focus being the safety of our employees and customers as we manage through these unprecedented times. We are expecting Q4 fiscal 2021 revenue to remain sequentially flat over Q3 fiscal 2021 results with an Adjusted EBITDA of approximately $7.0 million for the same period. We expect to see slightly decreased Adjusted EBITDA levels on flat revenue due to continued hiring in R&D, which will bring some additional costs into the business during the fourth quarter.

Dave Wood, Chief Financial Officer, commented, “The markets we serve remain largely unchanged with lingering uncertainty on timing and speed of the recovery in the hospitality industry. Despite the continued challenges, we remain pleased with our sustainable profitability and continued focus on our financial strength and the ability to execute on our long-term strategic plan.”

2021 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 26, 2021, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 1973419. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue and Adjusted EBITDA guidance for the fourth quarter, and statements we make regarding the timing of the hospitality industry’s recovery after the pandemic, and our ability to meet increased and changing technology demands on the other side of the pandemic.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative cloud-native SaaS and on-premise guest-centric technology solutions for gaming, hotels, resorts and cruise, corporate foodservice management, restaurants, universities, healthcare, and sports and entertainment. Agilysys offers the most comprehensive software solutions in the industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is known for its leadership in hospitality, its broad product offerings and its customer-centric service. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Sr Manager Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net revenue:
Products	$7,599	$12,126	$19,396	$34,868
Support, maintenance and subscription services	22,846	20,965	65,647	61,377
Professional services	6,230	8,896	15,797	24,854
Total net revenue	36,675	41,987	100,840	121,099
Cost of goods sold:
Products (inclusive of developed technology amortization)	3,660	9,639	9,625	28,056
Support, maintenance and subscription services	4,655	4,841	13,515	13,676
Professional services	4,164	6,443	11,802	18,071
Total cost of goods sold	12,479	20,923	34,942	59,803
Gross profit	24,196	21,064	65,898	61,296
Gross profit margin	66.0%	50.2%	65.3%	50.6%
Operating expenses:
Product development	12,376	11,285	28,900	32,127
Sales and marketing	3,327	4,918	8,278	14,307
General and administrative	7,509	6,084	18,446	17,998
Depreciation of fixed assets	722	854	2,160	1,774
Amortization of intangibles	521	608	1,490	1,900
Severance and other charges	1,552	11	2,762	438
Legal settlements, net	-	-	50	(125)
Total operating expense	26,007	23,760	62,086	68,419
Operating income (loss)	(1,811)	(2,696)	3,812	(7,123)
Other (income) expense:
Interest income	(27)	(92)	(76)	(287)
Interest expense	9	25	13	28
Other expense (income), net	95	(142)	284	50
(Loss) Income before taxes	(1,888)	(2,487)	3,591	(6,914)
Income tax expense	182	95	311	161
Net (loss) income	$(2,070)	$(2,582)	$3,280	$(7,075)
Series A convertible preferred stock issuance costs	-	-	(1,031)	-
Series A convertible preferred stock dividends	(459)	-	(1,117)	-
Net (loss) income attributable to common shareholders	$(2,529)	$(2,582)	$1,132	$(7,075)

Weighted average shares outstanding - basic	23,429	23,240	23,419	23,230

Net (loss) income per share - basic:	$(0.11)	$(0.11)	$0.05	$(0.30)

Weighted average shares outstanding - diluted	23,429	23,240	23,903	23,230

Net (loss) income per share - diluted:	$(0.11)	$(0.11)	$0.05	$(0.30)

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	December 31,	March 31,
	2020 Unaudited	2020
ASSETS
Current assets:
Cash and cash equivalents	$92,608	$46,653
Accounts receivable, net of allowance for expected credit losses of $1,334 and for doubtful accounts of $1,634, respectively	30,940	35,869
Contract assets	2,744	2,125
Inventories	1,322	3,887
Prepaid expenses and other current assets	4,338	4,874
Total current assets	131,952	93,408
Property and equipment, net	9,519	12,230
Operating lease right-of-use assets	12,600	13,829
Goodwill	19,622	19,622
Intangible assets, net	8,400	8,400
Deferred income taxes, non-current	1,234	764
Other non-current assets	5,874	6,309
Total assets	$189,201	$154,562
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	5,435	$13,403
Contract liabilities	39,360	42,244
Accrued liabilities	8,853	9,033
Operating lease liabilities, current	4,755	4,719
Finance lease obligations, current	22	24
Total current liabilities	58,425	69,423
Deferred income taxes, non-current	894	880
Operating lease liabilities, non-current	9,353	10,617
Finance lease obligations, non-current	10	25
Other non-current liabilities	3,740	1,860
Series A convertible preferred stock, no par value	35,000	-
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,637,552 and 23,609,398 shares outstanding at December 31, 2020 and March 31, 2020, respectively	9,482	9,482
Treasury shares, 7,969,279 and 7,997,433 at December 31, 2020 and March 31, 2020, respectively	(2,391)	(2,401)
Capital in excess of stated value	14,584	5,491
Retained earnings	60,116	58,984
Accumulated other comprehensive income	(12)	201
Total shareholders' equity	81,779	71,757
Total liabilities and shareholders' equity	$189,201	$154,562

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2020	2019
Operating activities
Net income (loss)	$3,280	$(7,075)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	2,160	1,774
Amortization of intangibles	1,490	1,900
Amortization of developed technology	—	9,432
Deferred income taxes	(499)	(313)
Share-based compensation	9,312	3,156
Changes in operating assets and liabilities	(659)	(3,601)
Net cash provided by operating activities	15,084	5,273
Investing activities
Capital expenditures	(1,076)	(3,009)
Additional investments in corporate-owned life insurance policies	(2)	(26)
Net cash used in investing activities	(1,078)	(3,035)
Financing activities
Repurchase of common shares to satisfy employee tax withholding	(1,069)	(1,053)
Series A convertible preferred stock issuance proceeds, net of issuance costs	33,969	—
Payment of preferred stock dividends	(1,117)	—
Principal payments under long-term obligations	(18)	(18)
Net cash provided by (used in) financing activities	31,765	(1,071)
Effect of exchange rate changes on cash	184	(33)
Net increase in cash and cash equivalents	45,955	1,134
Cash and cash equivalents at beginning of period	46,653	40,771
Cash and cash equivalents at end of period	$92,608	$41,905

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands)	December 31,		December 31,
	2020	2019	2020	2019
Net (loss) income	$(2,070)	$(2,582)	$3,280	$(7,075)
Income tax expense	182	95	311	161
(Loss) Income before taxes	(1,888)	(2,487)	3,591	(6,914)
Depreciation of fixed assets	722	854	2,160	1,774
Amortization of intangibles	521	608	1,490	1,900
Amortization of developed technology	-	3,129	-	9,432
Interest (income), net	(18)	(67)	(63)	(259)
EBITDA (a)	(663)	2,037	7,178	5,933
Share-based compensation	6,630	1,329	9,312	3,156
Severance and other charges	1,552	11	2,762	438
Other non-operating expense	95	(142)	284	50
Legal settlements	-	-	50	(125)
Adjusted EBITDA (b)	$7,614	$3,235	$19,586	$9,452

(a) EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) severance and other charges, iii) impairments, iv) share-based compensation, and v) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	December 31,		December 31,
	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(2,529)	$(2,582)	$1,132	$(7,075)
Amortization of intangibles	521	608	1,490	1,900
Amortization of developed technology	-	3,129	-	9,432
Share-based compensation	6,630	1,329	9,312	3,156
Series A convertible preferred stock issuance costs	-	-	1,031	-
Severance and other charges	1,552	11	2,762	438
Legal settlements, net	-	-	50	(125)
Income tax adjustments	(640)	(1,223)	(1,522)	(3,499)
Adjusted net income (a)	$5,534	$1,272	$14,255	$4,227

Basic weighted average shares outstanding	23,429	23,240	23,419	23,230
Diluted weighted average shares outstanding	23,966	23,839	23,903	23,776

Adjusted basic earnings per share (b)	$0.24	$0.05	$0.61	$0.18
Adjusted diluted earnings per share (b)	$0.23	$0.05	$0.60	$0.18

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income (loss) divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands)	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$8,442	$4,039	$15,084	$5,273
Capital expenditures	(605)	(1,069)	(1,076)	(3,009)
Free cash flow (a)	$7,837	$2,970	$14,008	$2,264

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures